Exhibit 23.2

DEGOLYER AND MACNAUGHTON
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244

July 14, 2017

Oasis Petroleum Inc.
1001 Fannin Street, Suite 1500
Houston, Texas 77002

Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton in the Registration Statement on Form S-3 (the Registration Statement) of Oasis Petroleum Inc. and the related prospectus that is a part thereof to be filed with the United States Securities and Exchange Commission on or about July 14, 2017. We also consent to the use in and incorporation by reference in the Registration Statement and prospectus of information contained in our “Report as of December 31, 2016 on Reserves and Revenue of Certain Properties owned by Oasis Petroleum Inc.”, our “Report as of December 31, 2015 on Reserves and Revenue owned by Oasis Petroleum Inc.” and our “Appraisal Report as of December 31, 2014 on Certain Properties owned by Oasis Petroleum Inc.” We further consent to specific references to DeGolyer and MacNaughton as the independent petroleum engineering firm under the heading “Experts” in the Registration Statement.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716